CONSENT OF BOARD OF DIRECTORS OF

HOVERINK BIOTECHNOLOGIES, INC.

 AUTHORIZING THE AMENDMENT OF OUR BYLAWS

The undersigned, being all of the Directors of Hoverink International Holdings, Inc. a Delaware Corporation (the “Company”), hereby approve and adopt the following resolution by unanimous consent effective this ___ day of September 2017.

WHEREAS, the Board of Directors deem it necessary to Amend our Bylaws.

IT IS, THEREFORE, THE DIRECTORS UNANIMOUSLY:

RESOLVED, that the Board of Directors APPROVE of the amendment to the Bylaws of  HOVERINK BIOTECHNOLOGIES, INC.

Signature

Capacity

Date

 Debbie Mae Carter

Director

September 13th 2017

Cyrus Sajna

Director

September 13th 2017

 Davidra Sajna

Director

September 13th 2017